Exhibit 99.1

Matthews International Announces Agreement with Barington Capital

Barington to withdraw its nominees to Matthews’ Board

Agreement follows engagement on topics including ongoing strategic review and corporate governance enhancements

PITTSBURGH, January 15, 2026 – Matthews International Corporation (NASDAQ GSM: MATW) (“Matthews” or the “Company”) today announced that the Company has reached an agreement with Barington Capital and certain of its affiliates (“Barington”) pursuant to which Barington will withdraw its previously submitted director nominations.

“We are pleased to have reached a constructive resolution with Barington that is in the best interests of all shareholders,” said Alvaro Garcia-Tunon, Chairman of the Board of Matthews. “With this outcome, our Board looks forward to advancing the Company’s strategy and meeting our commitments to all stakeholders.”

Joseph C. Bartolacci, President and Chief Executive Officer of Matthews, stated: “Matthews has taken decisive steps over the past 12 months to simplify our business mix, strengthen our balance sheet, and enhance our board composition and corporate governance. Our extensive multi-year engagement with Barington has yielded valuable insights that have helped us refine these ongoing strategic initiatives. Looking ahead, we remain focused on continuing to advance our strategic review and positioning Matthews for long-term shareholder value creation.”

James A. Mitarotonda, Chairman, President and CEO of Barington, said, “We appreciate the dialogue that we have had with the Matthews Board and are pleased to have reached an agreement. We believe that Matthews’ continuing strategic review, value creation plan and corporate governance changes are critical in achieving greater near- and long-term value for all shareholders.”

Pursuant to the agreement with Matthews, Barington will abide by standstill provisions and certain other restrictions. The full agreement will be disclosed in a Current Report on Form 8-K with the U.S. Securities and Exchange Commission.

J.P. Morgan Securities LLC is serving as financial advisor and Sidley Austin LLP is serving as legal counsel for Matthews. Olshan Frome Wolosky LLP is serving as legal counsel to Barington.

About Matthews International Corporation

Matthews International Corporation operates through two core global businesses – Industrial Technologies and Memorialization. Both are focused on driving operational efficiency and long-term growth through continuous innovation and strategic expansion. The Industrial Technologies segment evolved from our original marking business, which today is a leading global innovator committed to empowering visionaries to transform industries through the application of precision technologies and intelligent processes. The Memorialization segment is a leading provider of memorialization products, including memorials, caskets and cremation and incineration equipment, primarily to cemetery and funeral home customers that help families move from grief to remembrance. In addition, the Company also has a significant investment in Propelis, a brand solutions business formed through the merger of SGK and SGS & Co. Propelis delivers integrated solutions including brand creative, packaging, print solutions, branded environments, and content production. Matthews International has over 5,400 employees in 19 countries on 4 continents that are committed to delivering the highest quality products and services.

About Barington Capital Group, L.P.

Barington Capital Group, L.P. is a fundamental, value-oriented activist investment firm that was established by James A. Mitarotonda in January 2000. Barington invests in undervalued publicly traded companies that Barington believes can appreciate significantly in value as a result of a change in corporate strategy or improvements in operations, capital allocation or corporate governance. Barington’s investment team, advisors and network of industry experts draw upon their extensive strategic, operating and boardroom experience to assist companies in designing and implementing initiatives to improve long-term shareholder value. Barington has significant experience investing in companies across many industries.

Forward-looking Information

Any forward-looking statements contained in this release are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from management’s expectations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove correct. Factors that could cause the Company’s results to differ materially from the results discussed in such forward-looking statements principally include changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in interest rates, changes in the cost of materials used in the manufacture of the Company’s products, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, or other factors such as supply chain disruptions, labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company’s acquisitions, cybersecurity concerns, effectiveness of the Company’s internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company’s control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine, and conflicts and related sanctions or trade restrictions involving Venezuela, and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

Additional Information

In connection with the Company’s 2026 annual meeting of shareholders, the Company will file with the U.S. Securities and Exchange Commission (“SEC”) and mail to the shareholders of record entitled to vote at the 2026 annual meeting of shareholders a definitive proxy statement and other documents, including a WHITE proxy card. SHAREHOLDERS ARE ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD AND ALL OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC AND WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. When filed with the SEC, the definitive proxy statement and WHITE proxy card will also be mailed to shareholders of record. Investors and other interested parties will be able to obtain the definitive proxy statement, the accompanying WHITE proxy card and other relevant documents, when they become available, free of charge at the SEC’s website, www.sec.gov, or from the Company at its website: http://www.matw.com/investors/sec-filings. You may also obtain copies of the Company’s definitive proxy statement, the accompanying proxy card and other relevant documents, when they become available, free of charge by contacting the Company’s Investor Relations Department at Matthews International Corporation, Two North Shore Center, Pittsburgh, Pennsylvania 15212-5851, Attention: Investor Relations, telephone (412) 442-8200.

Participants in the Solicitation

The participants in the solicitation of proxies in connection with the 2026 annual meeting of shareholders are currently anticipated to be the Company, Alvaro Garcia-Tunon, Joseph C. Bartolacci, Katherine E. Dietze, Terry L. Dunlap, Lillian D. Etzkorn, Morgan K. O’Brien, Thomas Gebhardt, J. Michael Nauman, Aleta W. Richards, David A. Schawk, Francis S. Wlodarczyk and Brian D. Walters. Certain information about the compensation of the Company’s named executive officers and non-employee directors and their holdings’ of the Company’s Common Stock is set forth in the sections entitled “Compensation of Directors,” “Executive Compensation and Retirement Benefits,” “Stock Ownership of Certain Beneficial Owners and Management” and “Appendix A – Supplemental Information Regarding Participants in the Solicitation” respectively, in the Company’s definitive proxy statement, dated January 7, 2025, for its 2025 annual meeting of shareholders as filed with the SEC on Schedule 14A, available here, and the Company’s Annual Report on Form 10-K for the year ended September 30, 2025, filed on November 21, 2025, available here. Supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Statements of Change in Ownership on Form 4 filed with the SEC on December 17, 2024, February 26, 2025, March 11, 2025, March 14, 2025, May 28, 2025, and August 27, 2025 for Mr. Garcia-Tunon (available here, here, here, here, here and here); November 20, 2024 and November 25, 2024 for Mr. Bartolacci (available here and here); March 11, 2025 and March 14, 2025 for Ms. Dietze (available here and here); March 11, 2025 and March 14, 2025 for Mr. Dunlap (available here and here); March 11, 2025 and March 14, 2025 for Ms. Etzkorn (available here and here); March 11, 2025 and March 14, 2025 for Ms. O’Brien (available here and here); March 14, 2025 for Mr. Gebhardt (available here); February 26, 2025, March 14, 2025 and May 9, 2025 for Mr. Nauman (available here, here and here); March 11, 2025 and March 14, 2025 for Ms. Richards (available here and here); March 11, 2025, March 14, 2025 and May 16, 2025 for Mr. Schawk (available here, here and here); and March 14, 2025 for Mr. Wlodarczyk (available here). Any subsequent updates following the date hereof to the information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the 2026 annual meeting of shareholders, when they become available. These documents will be available free of charge as described above.

Contacts:

Daniel E. Stopar

Matthews International Corporation

Chief Financial Officer and Treasurer

Nick Capuano / Kelly Whitten

Kekst CNC

matw@kekstcnc.com